UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION


                         Washington, D.C. 20549


                                FORM 8-K


                             CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported): July 15, 2003


                         EXCEL TECHNOLOGY, INC.
          .................................................

         (Exact name of Registrant as specified in Charter)


          Delaware                    0-19306            11-2780242
(State or other jurisdiction       (Commission         (I.R.S. Employer
      of Incorporation)            File Number)      Identification No.)


                 41 Research Way, E. Setauket, NY 11733
          ..................................................
          (Address of principal executive Offices) (zip code)


   Registrant's Telephone Number, including area code:  (631)-784-6175
                                                        ..............

                             Not applicable
      ............................................................
      (Former name or former address, if changed since last report)
















ITEM 7.    FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION
           AND EXHIBITS

     (c)   Exhibits

     99.1  Press Release, dated July 15, 2003.


ITEM 12.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION

           On July 15, 2003, the Registrant announced results for its second quarter ended June 30, 2003. A copy of the press release is attached as an exhibit.


                               SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            EXCEL TECHNOLOGY, INC.

Date: July 15, 2003
                                           By:/s/ Antoine Dominic
                                              ......................
                                              Antoine Dominic, President
                                              and Chief Executive Officer



                                            EXHIBIT 99.1 TO FORM 8-K


FOR IMMEDIATE RELEASE
                                       Contact:   J. Donald Hill,
                                                  Chairman
                                                         or
                                                  Investor Relations
                                                  631-784-6175


                    EXCEL TECHNOLOGY REPORTS RESULTS
                     FOR THE SECOND QUARTER OF 2003

East Setauket, NY, July 15, 2003 - Excel Technology, Inc. (NASDAQ: XLTC) today announced the results for the quarter ended June 30, 2003.
Revenues for the period were $31.5 million, an increase of 42.5%, from the $22.1 million for the same period in 2002. After tax profits were $2.9 million for the second quarter of this year as compared to $2.4 million in the same period last year. For the six months ended June 30, 2003 after tax profits were $5.7 million compared to $4.2 million for the same period in 2002. Net earnings per share on a diluted basis of $0.24 for the quarter were 20% higher than the $0.20 per share reported for the same period in 2002. For the six months ended June 30, earnings per share on a diluted basis were $0.47 in 2003 compared to $0.35 for the same period in 2002.

J. Donald Hill, Chairman, commented, "Even though the slowdown in Asian industrial activity aggravated generally sluggish business conditions, our overall results improved over last year and cash generation was again very strong. We believe the major investments we have made in recent years have strengthened our relative position in our industry."

Antoine Dominic, Chief Executive Officer, added, "Despite, the difficult global economic environment and the SARS impact, our results for the quarter were respectable. Both revenues and earnings improved over last year, and our recent acquisitions have not reached their potential for contributing to earnings. Cash flow from operations for the first six months of 2003 increased to $5 million resulting in a cash balance of $17.1 million as of June 30, 2003. We continue to remain debt free."

Dominic concluded, "We continue to execute our aggressive growth strategy of achieving growth through the broadening of our market opportunities in the following major geographic areas - North America, Europe, and Asia - and focused, market driven, new product development. We see progress on both fronts as evidenced by our investments in a strengthened global infrastructure and ongoing high sales quoting levels along with good customer reception to recent product introductions. However, the level of quoting activity as compared to actual sales orders is still unpredictable. Despite the existing macro-economic murkiness, we continue to believe that our future prospects are bright."

This news release contains forward-looking statements which are based on current expectations. Actual results could differ materially from those discussed or implied in the forward-looking statements as a result of various factors including future economic, competitive, regulatory, and market conditions, future business decisions, market acceptance of the Company's products, and those factors discussed in the Company's Form 10-K for the year ending December 31, 2002. In light of the significant uncertainties inherent in such forward-looking statements, they should not be regarded as a representation that the Company's objectives and plans will be achieved, and they should not be relied upon by investors when making an investment decision. Words such as "believes," "anticipates," "expects," "intends," "may," and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.

Excel and its wholly owned subsidiaries develop, manufacture and market laser systems and electric-optical components for electronic, semiconductor, other industrial, scientific and medical applications.



                            FINANCIAL SUMMARY

                              FOR THE QUARTER       FOR THE SIX MONTHS
                               ENDED JUNE 30           ENDED JUNE 30
                             2003        2002        2003         2002
                         ........... ...........  ........... ...........

Net Sales                $31,514,000 $22,062,000  $62,951,000 $41,815,000

Pre-Tax Income           $ 4,375,000 $ 3,544,000  $ 8,759,000 $ 6,331,000

Provision for
  Income Taxes           $ 1,509,000 $ 1,169,000  $ 3,044,000 $ 2,089,000

Net Income               $ 2,866,000 $ 2,375,000  $ 5,715,000 $ 4,242,000

Net Income Per
  Common Share - Diluted      $ 0.24       $0.20        $0.47      $ 0.35

Weighted Average Common
  Shares Outstanding -
  Diluted                 12,178,000  12,162,000   12,173,000  12,063,000


                 BALANCE SHEET & SELECTED FINANCIAL DATA

                                         JUNE 30, 2003  DECEMBER 31, 2002
                                         .............. .................
Cash and Equivalents                     $  17,135,000      $  11,822,000


Accounts Receivable                      $  22,573,000      $  22,375,000

Inventory                                $  26,397,000      $  24,482,000

Other Current Assets                     $   2,704,000      $   2,373,000
                                         .............      .............

Total Current Assets                     $  68,809,000      $  61,052,000

Property, Plant & Equipment, net         $  27,495,000      $  27,782,000

Goodwill                                 $  29,461,000      $  29,383,000

Other Non-Current Assets                 $     461,000      $     507,000
                                         .............      .............

Total Assets                             $ 126,226,000      $ 118,724,000
                                         .............      .............
                                         .............      .............

Accounts Payable                         $   4,326,000      $   5,246,000

Accrued Expenses and Other
  Current Liabilities                    $  12,487,000      $  11,041,000
                                         .............      .............

Total Current Liabilities                $  16,813,000      $  16,287,000

Deferred Tax Liability                   $     180,000      $     180,000

Common Stock                             $      12,000      $      12,000

Additional Paid-in-Capital               $  46,000,000      $  45,401,000

Retained Earnings                        $  62,010,000      $  56,295,000

Accumulated Other Comprehensive Income   $   1,211,000      $     549,000
                                         .............      .............

Total Liabilities & Stockholders' Equity $ 126,226,000     $ 118,724,000
                                         .............     .............
                                         .............     .............



Working Capital                          $  51,996,000     $  44,765,000

Current Ratio                                     4.09              3.75